                                                                   EXHIBIT 10.25



                  STRATEGIC PARTNER AGREEMENT BETWEEN NETSPEAK
                          CORPORATION AND IBASIS, INC.


         THIS STRATEGIC PARTNER AGREEMENT ("Agreement"), effective as of September 15, 1999 ("Effective Date") is entered into between NetSpeak Corporation, a Florida corporation with its principal place of business at 902 Clint Moore Road, Suite 104, Boca Raton, FL 33487 ("NetSpeak") and iBasis, Inc., a Delaware corporation having a place of business at 20 Second Avenue, Burlington, MA 01803 ("iBasis").

         WHEREAS, iBasis desires to purchase and deploy certain NetSpeak products and solutions in the iBasis network for the purpose of offering value-added services; and

         WHEREAS, NetSpeak and iBasis desire to establish the terms and conditions pursuant to which NetSpeak will sell or license such NetSpeak products and services to iBasis and to allow the parties to develop a strategic partnership;

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.0      DEFINITIONS.

As used throughout this Agreement, the following terms shall have the meanings set forth below unless otherwise indicated:

         1.1 "CUSTOMER" shall mean a third party which obtains products and/or services directly or indirectly from iBasis or another user of Licensed Programs as permitted hereunder.

         1.2 "LICENSED PROGRAM" shall mean any Program listed on Exhibit A, as amended by the Parties from time to time.

         1.2 "MAINTENANCE SERVICES" shall mean, collectively, the services provided to iBasis by NetSpeak, in accordance with the Strategic Partnership Maintenance and Support Agreement, attached as Exhibit D.

         1.3 "OBJECT CODE" shall mean software assembled or compiled in electronic binary form on software media which is readable and usable by machines but not generally readable by humans without reverse assembly, reverse compiling, or reverse engineering.

         1.4 "PARTY" shall mean in its singular or plural form either iBasis or NetSpeak, or both, as dictated by the use.

         1.5 "SERVICES" shall mean, collectively, the Maintenance Services and any other services made available and/or obtained by iBasis pursuant to this Agreement.

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                     NETSPEAK CONFIDENTIAL AND PROPRIETARY

         1.6 "SOFTWARE" shall mean the computer software that is owned and/or distributed by NetSpeak from time to time during the Term of this Agreement, including specifically but without limitation such software specified on Exhibit A, attached hereto and incorporated herein by this reference.

         1.7 "SPECIFICATIONS" with respect to a particular Licensed Program shall mean the User Documentation, technical and functional specifications and NetSpeak sales literature for such Licensed Program and any other documentation which NetSpeak makes generally available or has otherwise provided to iBasis which describes the features, functions, performance and/or other attributes of such Licensed Program.

         1.8 "USER DOCUMENTATION" shall mean any end user guides, manuals, operator guides, installation guides, technical reference manuals made available by NetSpeak to its general end-users of a Licensed Program to facilitate its use.

2.0  LICENSES.

         2.1      LICENSE GRANTS.

         Upon installation of a Licensed Program by iBasis, and in addition to any rights granted in the Program License Agreements which accompany the Licensed Programs, NetSpeak hereby grants to iBasis a non-exclusive, worldwide, and fully paid-up (subject to payment of any applicable license fees) license for each Licensed Program, in Object Code form, as follows:

                  A.       to use the Licensed Program:

                           (1) for  iBasis's  own  internal  telecommunications
operations, and/or the internal telecommunications operations of iBasis, and in connection with such operations to process the information of iBasis or third parties; and
                           (2) to provide, directly or indirectly,
telecommunications and related services to, and access by Customers and other third parties, as required during the normal course of providing iBasis products and/or services, and to process Customer and third party information in connection therewith, or to enable third parties to use the Licensed
Program to provide the foregoing as to their respective Customers and other third parties; and

                  B. to make copies of the Licensed Program for archival or backup purposes, provided that all such archival and backup copies of the Licensed Program are subject to the provisions of this Agreement.


         2.2 USER DOCUMENTATION. For each Licensed Program, NetSpeak shall deliver to the iBasis the applicable User Documentation in an electronic format or as otherwise provided by NetSpeak.



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                     NETSPEAK CONFIDENTIAL AND PROPRIETARY

         2.3      LIMITATIONS ON USE OF LICENSED PROGRAMS.

         A. iBasis acquires only the right to use the Licensed Programs as provided in this Agreement and any Program License Agreement accompanying the Licensed Program and does not acquire any other rights, title or ownership interests therein.

         B. iBasis acknowledges that, except as set forth in Section 2.3Bi below, it is not a distributor of Software for NetSpeak, and that it has no right to sublicense any Software without the express written permission of NetSpeak.

            (i) In the event that an iBasis customer requires the use of NetSpeak products on their premise, iBasis may purchase or license a NetSpeak product for distribution to its customers. In such instances, iBasis will purchase or license NetSpeak product in accordance with the discounts in Exhibit B.

         C. iBasis agrees that it will not decompile, disassemble or otherwise attempt to reverse engineer any copy of the Licensed Program(s), or expressly authorize any third party to do the same.

         D. iBasis shall not make derivative works of a Licensed Program, including but not limited to, ports of the Licensed Program(s) to different hardware platforms, or make copies of the Licensed Program(s), or the User Documentation, iBasis being authorized to use at one time only the number of copies of the Licensed Program(s) for which appropriate license fees have been paid.

3.0      PRODUCT DIRECTION AND JOINT DEVELOPMENT.

         3.1 NETSPEAK PRODUCT LINE. NetSpeak's standard product road map includes the following features: least cost routing, route server API, alternate gatekeeper, H.235 security, Belle Systems interface via Radius, source based routing, destination based routing using percentage allocation with static fall back, static routes for non-iBasis gatekeepers, catch-all routes and G.729a codec. NetSpeak and iBasis will schedule and conduct joint reviews of NetSpeak release plans on a quarterly basis to enable iBasis to provide input on content and delivery timetables of new features.

Netspeak agrees to use commercially reasonable efforts to integrate the following functionality, the specifications of which will be agreed to in writing by the Parties, into new or existing Licensed Programs the following:
LCR and route server API, alternate gatekeeper, H.235, source based routing, destination based routing using percentage allocation with static fall back, static routes for non-iBasis GKs, and catch-all routes. iBasis acknowledges, however, that NetSpeak's ability to integrate the above-described functionality is dependent on other third party suppliers of iBasis, including but not limited to Cisco Systems, and that delays by such third parties in defining, implementing and commercializing products with which NetSpeak Software will interoperate may cause a delay for which NetSpeak will not be responsible under this Section. Further, if iBasis requests other features or functionality, not listed above, which affects the time frames to be agreed upon below, NetSpeak will not be responsible for such delays. The parties further agree that within forty-five (45) days of the



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                     NETSPEAK CONFIDENTIAL AND PROPRIETARY

execution of this Agreement they will jointly agree in writing to the Specifications for the above named features which shall include the agreed upon timing of delivery and items denoted which are dependent upon third party vendors.

         3.2 JOINT DEVELOPMENT NetSpeak may at its discretion enter into joint development and testing of products and services with iBasis provided: i) the joint development activities are consistent with NetSpeak's overall product direction; ii) NetSpeak has resources available to adequately perform the work; and iii) NetSpeak's committed product release schedules will not be adversely impacted. All such joint development activities will be the subject of a separate professional service contract, which will define the rights, obligations of the Parties as well as ownership of the jointly developed products and any related intellectual property.

         3.3 PRIVATE LABEL WEBPHONE Upon request from iBasis, NetSpeak will customize user interface of NetSpeak's WebPhone(R) Internet telephony client software to include an iBasis trademark. NetSpeak will customize the WebPhone User Documentation and training/support materials to support iBasis branding efforts. The NetSpeak WebPhone will maintain some NetSpeak branding utilizing words or images, provided that iBasis's Customer does not object to such branding. If an iBasis Customer prefers not to include NetSpeak branding, iBasis shall be relieved from the branding obligations set forth herein in respect of such Customer. If such branding is to be included, such branding will be agreed upon in size and placement by both parties. The iBasis distribution rights, as well as any NetSpeak fees associated with the private labeling of the WebPhone product, will be mutually agreed to by the Parties prior to commencement of such activities.

         3.4 BETA TRIALS NetSpeak agrees to offer iBasis the opportunity to participate in beta trials of all new NetSpeak products during the term of this Agreement.

4.0      TERM; TERMINATION.

         4.1 TERM. This Agreement shall have an initial term of one (1) year from the Effective Date (the "Initial Term") after which Initial Term this Agreement shall automatically renew for consecutive one (1) year periods ("Extension Periods") based upon the terms and conditions then contained in this Agreement, unless either Party provides written notice to the other no later than ninety (90) days prior to the end of the Initial Term or the then-current Extension Period of its intent to terminate this Agreement in which event this Agreement shall terminate as of the end of such Initial Term or Extension Period, as applicable. The Initial Term and any Extension Periods may be collectively referred to in this Agreement as the Term.

         4.2 TERMINATION OF AGREEMENT. Upon thirty (30) days' prior written notice, either Party may terminate this Agreement in the event that:
                  A. the other Party breaches any of its material obligations hereunder and fails to cure such breach by the end of such thirty-day period after receipt of such written notice; or
                  B. either Party applies for or consents to the appointment of or the taking of possession by a receiver, custodian, trustee or liquidator of itself or of all or a majority part of its property; its general assignment for the benefit of creditors; its commencement of a voluntary case under



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                     NETSPEAK CONFIDENTIAL AND PROPRIETARY

the Federal Bankruptcy Code (as now or hereinafter in effect); its failure to contest in a timely or appropriate manner, or its acquiescence in writing to, any petition filed against it in an involuntary case under such Federal Bankruptcy Code; or its liquidation, reorganization or dissolution.

         4.3 TERMINATION OF LICENSES. Upon thirty (30) days' prior written notice, NetSpeak may terminate a license to a Licensed Program granted to iBasis hereunder only in the event iBasis breaches any of its material obligations pursuant to Article 8 and Section 2.3 and iBasis fails to cure such breach by the end of such thirty-day period. In no event will a termination pursuant to
Section 4.2 affect iBasis's license rights hereunder. iBasis may terminate a license to a Licensed Program at any time.

         4.4 REMEDIES UPON TERMINATION. Termination of this Agreement or any license granted hereunder shall not limit either party from pursuing any remedies otherwise available to it, including injunctive relief.

         4.5 SURVIVAL OF PROVISIONS. The Parties agree that the provisions of Articles 1, 2.1 (except in the case of a termination by NetSpeak pursuant to Section 4.3), 2.3 (except in the case of a termination by NetSpeak pursuant to
Section 4.3), 4, 8, 10, 11, and 13 shall survive the expiration or termination of this Agreement.

5.0      PRICE AND PAYMENT PROVISIONS.

         5.1      PRICING

                  A. PRICING AND DISCOUNTS. iBasis shall pay to NetSpeak for the Licensed Programs and Hardware Products obtained pursuant to this Agreement NetSpeak's then generally commercially available prices as set forth in Exhibit A, less any applicable volume the discounts, as set forth in Exhibit B, and plus any applicable amounts for freight, insurance, duties, taxes, customs clearance fees, and other import/export charges (Shipping Costs), as determined by NetSpeak. Each discount level set forth in Exhibit B is based on annual net purchases. In addition, iBasis will receive a sixty five percent (65%) discount for NetSpeak Products purchased or licensed solely for testing, development or demonstration activities internally within iBasis. Such purchases will apply to iBasis' volume purchases for the purpose of establishing cumulative annual discount levels.
                  B. PRICE INCREASES. NetSpeak shall provide iBasis with thirty
(30) days advance written notice of any price increases. Within such thirty (30) day period, iBasis can place a single order at the former price for an order value no greater than the sum of the order values placed in the sixty (60) days preceding the date of the increase notice. NetSpeak shall provide to iBasis at least once each calendar year, but in any event promptly after general availability of any revision to the same, a copy of NetSpeak's then-current published price list(s) for all NetSpeak Products available to iBasis hereunder.

         5.2 MOST FAVORED CUSTOMER. NetSpeak represents and warrants that the volume discounts and maintenance fees set forth in Exhibits B and D shall be no less favorable than the discounts or



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                     NETSPEAK CONFIDENTIAL AND PROPRIETARY

maintenance fees offered, to any other customer of NetSpeak for substantially similar list price sales volumes and under similar terms and conditions.

         5.3 ADDITIONAL WEBPHONE COSTS. iBasis acknowledges that NetSpeak's Internet telephony client software known as the WebPhone(R), and all variations thereof, including the MiniWebPhone(TM) , WebPhone Home(TM), Video WebPhone(TM), and all other NetSpeak Products which utilize those portions of the WebPhone Protocol and which require compression/decompression of audio data, do not currently utilize the G.729a codec. At iBasis's request, and at NetSpeak's sole discretion, NetSpeak will procure the appropriate rights for and integrate the G.729a codec into the WebPhone(R) product and the above described NetSpeak Products as necessary, if licenses to the rights for the G.729a codec are commercially available for a reasonable royalty. In addition to the standard WebPhone license fees set forth herein, iBasis agrees to pay an additional per unit fee for all copies of any NetSpeak Products, including the WebPhone, made, licensed, used or distributed by iBasis which contain the G.729a codec. Such additional per unit fee will be based on any costs associated with the license, manufacture, use, integration and distribution of the G.729a codec in the NetSpeak Products and may include any fees associated with licenses to copyrights, trade secrets, trademarks, patents, and maintenance fees related to the G.729a codec and shall be allocated equitably among all NetSpeak customers that license NetSpeak Products that contain the G.729a codec. Such additional fees will be passed through to iBasis based on the collective royalties charged to NetSpeak from any right holders and may be invoiced at any time during the term of this Agreement or as long as iBasis utilizes the Licensed Program containing the G.729a codec, as the costs arise. NetSpeak shall, upon the reasonable request of iBasis, provide iBasis with reasonably detailed documentation concerning any such additional fees. Nothing contained herein shall prevent iBasis from licensing the G.729a codec on its own, in which case no such additional fees shall be payable in respect of license fees paid by NetSpeak.

         5.4 INVOICING AND PAYMENT. All payments shall be due within thirty (30) days after date of NetSpeak's invoice. The invoice date shall not be before the actual date of shipment. All sums not paid when due shall accrue interest daily at the lesser of an annual rate of eighteen percent (18%) or the highest rate permissible by law on the unpaid balance until paid in full. NetSpeak reserves the right to terminate or modify the terms of credit payments when, in its reasonable discretion, NetSpeak believes that its payments may be at risk. iBasis grants to NetSpeak a security interest in the NetSpeak Products purchased under this Agreement to secure payment for those NetSpeak Products purchased but not fully paid. If requested by NetSpeak, iBasis agrees to execute financing statements, other documentation and to render all reasonable assistance, from time to time, to perfect such security interest. NetSpeak shall promptly release any such security interests upon full payment by iBasis.

         5.5 TAXES. The prices listed in this Agreement are exclusive of sales, use, value-added, or other federal, state or local taxes or import duties or tariffs imposed on iBasis or an iBasis affiliate by law. In the event that iBasis provides NetSpeak with an applicable direct payment permit, sale for resale exemption certificate, sales tax exemption certificate or other applicable exemption certificate, NetSpeak agrees that it will not invoice and iBasis shall have no obligation to remit to NetSpeak, any amount due for taxes (within the scope of the permit/certificate) arising out of: (a) the license of the Licensed Program(s); (b) the provision of Maintenance Services or any other Services; (c) iBasis's use of Licensed Program(s); (d) the sale of any Hardware Product; or (e) any other matter arising out of this Agreement.



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                     NETSPEAK CONFIDENTIAL AND PROPRIETARY

6.0      ORDERING; DELIVERY; TITLE AND RISK OF LOSS.

         6.1 ORDERING. iBasis shall order licenses for Licensed Programs, Hardware Products, and Maintenance Services and any other Services available hereunder by means of individual Orders. Each such Order shall specify, as applicable, quantity, price, ship date, delivery date, shipping destination, ship method, and other details pertaining to the Licensed Programs, or any Services ordered thereunder. This Agreement shall be expressly referred to in the Order. The printed provisions on, or attached to, Orders or NetSpeak's acknowledgments, order forms or the like, shall in any event be deemed deleted, and of no force or effect, with respect to the Orders placed hereunder.

         6.2 ORDER ACCEPTANCE. NetSpeak shall within fifteen (15) days after the receipt of an Order from a iBasis hereunder accept such Order ("Order Acceptance") by signing and returning the "Vendor Acknowledgment" copy of the Order to iBasis's Vendor Services Department.

         6.3 ORDER CANCELLATION. iBasis shall be entitled to cancel any Order submitted hereunder, in whole or in part, without any penalty, cancellation fee or other liability of any kind, by providing written notice at least fifteen
(15) days before: (i) the start of the provision of Services as to line items in Orders for the providing of Services, and (ii) the applicable Commencement Date for line items in Orders for licenses of Licensed Programs. Where iBasis cancels any line item(s) in an Order with less than fifteen (15) days written notice prior to the events specified in the preceding sentence, then iBasis shall reimburse NetSpeak's reasonable non-recoverable costs reasonably incurred in connection with the portion of the Order cancelled.

         6.4 DELIVERY; TITLE/RISK OF LOSS. Delivery by NetSpeak of any Licensed Program, Update or Release shall be made FOB the applicable iBasis site or other destination as specified in the Order. Risk of loss of or damage to, and title to, media to any such copies shall pass to iBasis upon delivery to such iBasis site or other destination.

7.0      MARKETING AND SALES.

         7.1 PRESS RELEASES The parties agree to jointly publish a press release upon signing of this Agreement announcing the parties' strategic relationship. The Parties will seek additional press release opportunities throughout the Term of this Agreement and will jointly participate in at least one trade show annually. Such joint participation in trade shows will be agreed upon on an annual basis and costs will be equitably shared. Press releases will be subject to legal review by both parties prior to release.

         7.2 MARKETING The parties agree to develop profiles of their respective customers and business partners to whom the other Parties products and/or services may be co-marketed. Each Party agrees to represent the other party as a strategic partner and to provide any necessary collateral materials and rate sheets.

8.0      CONFIDENTIALITY.

         8.1 CONFIDENTIAL INFORMATION By virtue of this Agreement, the Parties may have access to, or exchange, information that is confidential to one another. As used in this Agreement, the term "Confidential Information" shall mean only such information of the other Party that may be reasonably




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                     NETSPEAK CONFIDENTIAL AND PROPRIETARY

understood from legends, the nature of such information itself and/or the circumstances of such information's disclosure, to be confidential and/or proprietary to the other Party or to third parties to which the other Party owes a duty of non-disclosure. iBasis agrees that the Licensed Programs including any User Documentation provided hereunder, shall be deemed the Confidential Information of NetSpeak for purposes of, and to be treated by iBasis and iBasis licensee in conformity with, the requirements of this Article 8. Similarly, NetSpeak agrees that all Customer information which NetSpeak may obtain in the course of performance under this Agreement, including without limitation in the course of performing any of the Services, shall be deemed the Confidential Information of iBasis for purposes of, and to be treated by NetSpeak in conformity with, the requirements of this Article 8.

         8.2 OBLIGATIONS. Each of the Parties agrees that as to any Confidential Information disclosed by one Party ("Discloser") to the other Party ("Recipient") hereunder:

                  A. to use such Confidential Information only in the performance of this Agreement or as otherwise expressly permitted by this Agreement or by the Discloser;

                  B. not to make copies of any such Confidential Information or any part thereof except to the extent expressly permitted by this Agreement or by the Discloser; and

                  C. not to disclose any such Confidential Information to any third party, using the same degree of care used to protect Recipient's own confidential or proprietary information of like importance, but in any case using no less than a reasonable degree of care; provided, however, that Recipient may disclose Confidential Information received hereunder to (i) its Affiliates who are bound to protect the received Confidential Information from unauthorized use and disclosure under the terms of a written agreement (including without limitation a pre-existing written agreement), and (ii) to its employees, consultants and agents, and its Affiliates' employees, consultants and agents, who have a need to know to perform or exercise rights under this Agreement, and who are bound to protect the received Confidential Information from unauthorized use and disclosure under the terms of a written agreement (including without limitation a pre-existing written agreement); Confidential Information shall not otherwise be disclosed to any third party without the prior written consent of the Discloser.

         8.3 EXCEPTIONS. The restrictions set forth in this Article 8 on the use and disclosure of Confidential Information shall not apply to information that:
A) was publicly known at the time of Discloser's communication thereof to Recipient; B) becomes publicly known through no fault of Recipient subsequent to the time of Discloser's communication thereof to Recipient; C) is in Recipient's possession free of any obligation of confidence at the time of Discloser's communication thereof to Recipient; D) is developed by Recipient independently of and without use of any of Discloser's Confidential Information or other information that Discloser disclosed in confidence to any third party; E) is rightfully obtained by Recipient without restriction from third parties authorized to make such disclosure; or F) is identified by Discloser in writing as no longer proprietary or confidential.

         8.4 DISCLOSURE PURSUANT TO LEGAL REQUIREMENT. In the event Recipient is required by law, regulation or court order to disclose any of Discloser's Confidential Information, Recipient will promptly notify Discloser in writing prior to making any such disclosure in order to facilitate Discloser seeking a protective order or other appropriate remedy from the proper authority. Recipient agrees to cooperate with Discloser in seeking such order or other remedy. Recipient further agrees that if Discloser is not successful in precluding the requesting legal body from requiring the disclosure of the


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                     NETSPEAK CONFIDENTIAL AND PROPRIETARY

Confidential Information, it will furnish only that portion of the Confidential Information which is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information.

         8.5 PUBLICITY. Both Parties expressly agree that the terms and conditions of this Agreement, and any activities contemplated hereby or performed hereunder are the Confidential Information of both Parties and except as permitted pursuant to Sections 8.2 (C) or 7.1, shall not be disclosed by either Party in any manner (including without limitation by way of news articles, public announcements or disclosures, advertising, marketing brochures or other similar materials, speeches or any other information releases) without the prior written approval of the other Party, which approval shall not be unreasonably withheld or delayed.

         8.6 PROPRIETARY NOTICES. Each Party shall reproduce and maintain on any copies of the other Party's Confidential Information received hereunder, including without limitation the Licensed Programs and the User Documentation, such proprietary legends or notices (whether of the Party providing the Confidential Information or of a third party) as are contained in or on the original.


9.0      SERVICES.

         9.1      MAINTENANCE SERVICES

                  A. MAINTENANCE AGREEMENT. iBasis may elect to purchase maintenance and support services for all NetSpeak Products sold or licensed during the term of this Agreement and in accordance with NetSpeak's "Strategic Partnership Maintenance and Support Agreement" attached hereto as EXHIBIT D ("Maintenance Agreement"). The purchase price of such Maintenance Services is excepted from any iBasis volume discounts offered under this Agreement.

                  B. DEDICATED RESOURCE NetSpeak will provide iBasis with a dedicated, on-site NetSpeak representative for the purpose of assisting in the network deployment of NetSpeak Products, delivery of Maintenance Services and other Services, and assisting iBasis in the development of new services utilizing NetSpeak Products. In the event that iBasis purchases and/or licenses at least one million dollars ($1,000,000) of NetSpeak Products, as set forth in Exhibit A, and excluding Maintenance Services and other Service fees, in the initial and each subsequent twelve (12) month period following the Effective Date of this Agreement, NetSpeak shall provide such dedicated, on-site NetSpeak representative at no charge or cost to iBasis. In the event that iBasis purchases and/or licenses less than one million ($1,000,000.) dollars of NetSpeak Products in the initial or subsequent twelve (12) month periods of the Agreement Term, NetSpeak will provide iBasis with dedicated, on-site NetSpeak representatives and iBasis shall reimburse NetSpeak for the fully loaded costs of $150,000 per engineering staff resource on an annualized basis, plus the applicable lodging, transportation and other related expenses.

                  C. PROFESSIONAL SERVICES Professional Services, including nonrecurring engineering services and all other service requests not covered under the Maintenance Agreement of Exhibit D or Section 3 of this Agreement will be negotiated on a per engagement basis and will be priced commensurate with fair market value for the resources, including time and materials, required to perform such services.

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                     NETSPEAK CONFIDENTIAL AND PROPRIETARY

10.0     INDEMNITY RE INFRINGEMENT; WARRANTIES.

         10.1     WARRANTIES; INDEMNITY RE INFRINGEMENT.


                  A. WARRANTY NetSpeak warrants to iBasis, and only to iBasis, that: 1) all NetSpeak Software shall be free from material defects in materials and workmanship under use in accordance with the User Documentation, and shall substantially conform to the Specifications, 2) NetSpeak has sufficient right, title and interest in the NetSpeak Software, including any third party software incorporated therein, to grant the licenses under this Agreement; and 3) the NetSpeak Software furnished to iBasis hereunder will function correctly when dealing with dates/times, and date/time related data and will accurately process date/time, including calculating, comparing, and sequencing from, into, and between the 20th and 21st centuries, and the years 1999 and 2000. The fact that the warranty runs only to iBasis does not obviate NetSpeak's obligation to fulfill warranty claims by iBasis which arise from claims by iBasis's customers, although all warranty claims of such customers shall be asserted by iBasis. iBasis agrees not to make any other warranty commitment on NetSpeak's behalf beyond those in the foregoing limited warranty. Such warranty does not apply to units of the NetSpeak Software that have been mishandled, mistreated, used, maintained or stored in any manner other than in the conformity with NetSpeak's instructions. The warranty on all NetSpeak Software will terminate ninety (90) days after installation of such NetSpeak Software by the iBasis or iBasis's customers, as applicable, except for the warranty set forth in Section 10.1(A)(3) above, which shall continue for the duration of this Agreement.

                  B. Any claim under the warranty must be submitted within fifteen (15) days after the end of the warranty period to NetSpeak at such address as NetSpeak provides iBasis upon request. The units of the NetSpeak Software subject to a warranty claim must be securely packaged, insured, and shipped freight prepaid. iBasis must obtain a return authorization number from NetSpeak before shipping any NetSpeak Software, and include a written description of the defect

                  C. DISCLAIMER OF WARRANTIES IBASIS'S SOLE AND EXCLUSIVE REMEDY FOR ANY BREACH OF THE FOREGOING WARRANTY SHALL BE REPAIR, REPLACEMENT OF OR (AT NETSPEAK'S OPTION OR IF REPAIR OR REPLACEMENT IS IMPRACTICAL) REFUND FOR RETURNED NON-CONFORMING UNITS OF THE NETSPEAK SOFTWARE FOR WHICH FULL DOCUMENTATION AND PROOF OF NON-CONFORMITY IS PROVIDED TO NETSPEAK WITHIN FIFTEEN
(15) DAYS AFTER THE EXPIRATION OF THE WARRANTY PERIOD. EXCEPT FOR THE FOREGOING, NO OTHER REPRESENTATIONS OR WARRANTIES, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF WORKMANSHIP, MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, DURABILITY OR NON-INFRINGEMENT ARE MADE BY NETSPEAK WITH REGARD TO THE NETSPEAK SOFTWARE. ALL TERMS AND CONDITIONS OF THE UNIFORM COMMERCIAL CODE REGARDING EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES ARE HEREBY SPECIFICALLY DISCLAIMED. NETSPEAK HAS NOT AUTHORIZED ANYONE TO MAKE ANY REPRESENTATION OR WARRANTY OTHER THAN AS PROVIDED ABOVE.

                  D. INDEMNITY NetSpeak will defend at its own expense any action brought against iBasis by a third party, to the extent that the claim is based on an assertion that NetSpeak Software infringes a patent or copyright, or violates a trade secret. NetSpeak will pay any costs and damages finally awarded against iBasis in any such action which are attributable to any such claims, including reasonable attorneys' fees and expenses. NetSpeak's obligations under this provision are subject to the conditions that (a) iBasis promptly notifies NetSpeak in writing of any such claim, and (b) NetSpeak will have sole control of such defense and all negotiations for any settlement or compromise, although iBasis may participate in the same at its own expense. NetSpeak shall have no liability to iBasis under this Section 10.1 (D) with respect to any claim of infringement to the extent that it is based solely upon: (a) the combination of any NetSpeak Software with any machine, device, firmware or software not furnished by NetSpeak or recommended in NetSpeak's User Documentation; (b) any product not sold or licensed by NetSpeak; or (c) any modification, alteration, or Derivative Work of any NetSpeak Software developed by a party other than (i) NetSpeak or (ii) a party acting at NetSpeak's direction. If NetSpeak receives notice of an alleged infringement or violation or, in the opinion of NetSpeak, such a claim is possible, NetSpeak shall notify iBasis and iBasis will permit NetSpeak to cure such infringement or violation within a reasonable time by: (a) procuring the right for iBasis to use the technology; (b) modifying the materials so that they are no longer infringing or in violation of such trade secret while retaining at least equivalent functionality; or (c) replacing the affected materials with materials of at least equivalent functionality.

11.0     LIMITATION OF LIABILITY

         11.1 EXCEPT FOR THE PARTIES' OBLIGATIONS AS SET FORTH IN ARTICLE 8 AND SECTIONS 10(D) AND 2.3 UNDER NO CIRCUMSTANCES SHALL EITHER PARTY, OR ANY AFFILIATE THEREOF, BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, STATUTORY, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR FOR ANY LOST PROFITS, BUSINESS OR REVENUE, LOSS OF USE OR GOODWILL, OR OTHER LOST ECONOMIC ADVANTAGE, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE BREACH HEREOF, WHETHER SUCH CLAIMS ARE BASED ON BREACH OF CONTRACT, STRICT LIABILITY, TORT, ANY FEDERAL OR STATE STATUTORY CLAIM, OR ANY OTHER LEGAL THEORY, AND EVEN IF THE OTHER PARTY KNEW, SHOULD HAVE KNOWN, OR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         11.2 UNDER NO CIRCUMSTANCES SHALL THE AGGREGATE CUMULATIVE LIABILITY, RESPECTIVELY, OF EITHER PARTY AND ITS RESPECTIVE AFFILIATES TO THE OTHER PARTY AND ANY THIRD PARTIES IN CONNECTION WITH ANY AND ALL BREACHES OF THIS AGREEMENT EXCEED THE GREATER OF ONE MILLION DOLLARS ($1,000,000) OR THE AGGREGATE AMOUNT OF ALL FEES PAID FOR LICENSED PROGRAMS PLUS ALL FEES PAID FOR MAINTENANCE SERVICES BY IBASIS AND IBASIS CUSTOMERS TO NETSPEAK PURSUANT TO THIS AGREEMENT AS OF THE DATE OF THE NONBREACHING PARTY'S REQUEST TO THE OTHER PARTY FOR PAYMENT IN CONNECTION WITH A BREACH OF THIS AGREEMENT SUBJECT TO THIS LIMITATION OF LIABILITY (WHICH REQUEST SHALL NOT BE UNREASONABLY DELAYED), WHETHER SUCH CLAIMS ARE BASED ON BREACH OF CONTRACT, STRICT LIABILITY, TORT, ANY FEDERAL OR STATE STATUTORY CLAIM, OR ANY OTHER LEGAL THEORY, AND EVEN IF THE OTHER PARTY KNEW, SHOULD HAVE KNOWN, OR HAS BEEN ADVISED OF THE

                     NETSPEAK CONFIDENTIAL AND PROPRIETARY

POSSIBILITY OF SUCH DAMAGES.

         11.3 THE LIMITATIONS ON LIABILITY AND REMEDIES SET FORTH IN THIS AGREEMENT HAVE BEEN EXPRESSLY BARGAINED FOR BY THE PARTIES, AND REFLECT A KNOWING ALLOCATION OF THE RISKS INHERENT IN THIS AGREEMENT. THIS SECTION WILL SURVIVE TERMINATION OR EXPIRATION AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

12.0     TRAINING.

         12.1 TRAINING COURSES AND COSTS The NetSpeak training course curriculum and published prices are set forth in Exhibit C attached hereto. Prices for training are excepted from any volume discounts available under this Agreement, however, all training service fees paid by iBasis will count toward the cumulative annual volume purchases used to establish the volume discounts offered to iBasis under this Agreement. Training will be conducted at NetSpeak's facilities in Boca Raton, Florida or at a location otherwise selected by NetSpeak. Training and education seminars can be scheduled at iBasis's headquarters depending on the availability of the equipment necessary to simulate the appropriate training environment subject to NetSpeak's reimbursement of all travel and lodging expenses for NetSpeak training personnel. End User on-site training can be arranged on a case by case basis and will be charged at the standard United States dollar rate, plus any travel, lodging and directly related expenses for NetSpeak training personnel. NetSpeak will provide an initial five (5) day training for iBasis personnel at no charge.

         12.2 MINIMUM TRAINING REQUIREMENTS The initial five (5) days of training of iBasis personnel at no charge shall take place within sixty (60) days of the Effective Date of this Agreement, and iBasis agrees that:

                  A. at least two (2) iBasis sales/marketing personnel will attend NetSpeak's Sales Engineer training course(s); and

                  B. at least two (2) iBasis technical support personnel will attend NetSpeak's NetSpeak Network Administration and Installation training course(s).


13.0     MISCELLANEOUS.

         13.1 RELATIONSHIP OF THE PARTIES. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between NetSpeak and iBasis or any iBasis. Neither Party is by virtue of this Agreement authorized as an agent, employee or legal representative of the other. Neither Party shall have power to control the activities and operations of the other and their status is, and at all times will continue to be, that of independent contractors. Neither Party shall have any power or authority to bind or commit the other.

                     NETSPEAK CONFIDENTIAL AND PROPRIETARY

         13.2 ASSIGNMENT. This Agreement shall be binding on and inure to the benefit of the Parties hereto and their respective successors and assigns. Neither Party may assign this Agreement without the prior express written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that notwithstanding the foregoing, either Party may, without the consent of the other Party, assign its rights and obligations hereunder to an affiliate, or to a successor in interest or to a purchaser of all or substantially all of its assets or of the assets of that portion of such Party's business as to which this Agreement pertains. Any prohibited assignment shall be null and void.

         13.3 WAIVER. The failure of either Party to insist on the strict performance of any terms, covenants and conditions of this Agreement at any time, or in any one or more instances, or its failure to take advantage of any of its rights hereunder, or any course of conduct or dealing, shall not be construed as a waiver or relinquishment of any such terms, covenants or conditions at any future time and shall in no way affect the continuance in full force and effect of all the provisions of this Agreement.

         13.4 HEADINGS. Headings used in this Agreement are for convenience of reference only and shall not be construed as altering the meaning of an Article, Section or any other portion of this Agreement.

         13.5 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida without regard to its law on conflicts of law.

         13.6 COMPLIANCE WITH LAW. NetSpeak and iBasis agree that they shall each comply with applicable law in fulfilling their respective obligations, and exercising their respective rights, under this Agreement. NetSpeak and iBasis will jointly agree to the countries in which NetSpeak shall be responsible for obtaining any and all export and/or import licenses that may be required in connection with iBasis's use of the Licensed Programs and Hardware Products provided hereunder.

         13.7 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the remaining terms shall not be affected. The Agreement shall be interpreted as if the illegal, invalid or unenforceable provision had not been included in it, and the invalid or unenforceable provision shall be replaced by a mutually acceptable provision which, being valid and enforceable, comes closest to the intention of the Parties underlying the invalid or unenforceable provision.

         13.8 NOTICES. All notices, requests, demands, or other communications required or permitted hereunder shall be in writing, delivered personally or by electronic mail, facsimile, overnight delivery service or by certified, registered, or express mail at the respective addresses set forth below (or at such other addresses as shall be given in writing by either Party to the other). All notices, requests, demands or communications shall be deemed effective upon personal delivery, on the calendar day following the date of sending of the electronic mail, facsimile or overnight delivery service package, or when received if sent by registered, certified, or express mail.

                     NETSPEAK CONFIDENTIAL AND PROPRIETARY

         13.9 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

         13.10 ORDER OF PRECEDENCE. In the event of any ambiguity and/or inconsistency among the terms and conditions of this Agreement, any Exhibit to this Agreement, or any Order, the following descending order of precedence shall control: (i) the terms and conditions of this Agreement; (ii) the Exhibits to this Agreement; (iii) the Program License Agreements; and (iv) any purchase order form.

         13.11 ENTIRE AGREEMENT. This Agreement shall become binding when signed by both Parties. This Agreement constitutes the entire understanding of the Parties, and supersedes all prior or contemporaneous written and oral agreements, representations or negotiations, with respect to the subject matter. This Agreement may not be modified or amended except in writing signed by both Parties. Any person not a Party shall not have any interest or be deemed a third party beneficiary, except to the extent otherwise expressly provided hereunder.

         13.12 NONSOLICITATION. The Parties agree not to discuss, solicit, offer or enter into an employment relationship, of any kind with each other's personnel, including corporate officers, and full-time, part-time, intern and contract employees, either directly or through a third party, without the other Party's prior written consent, during the Term of this Agreement and for a period of at least one (1) year after termination or expiration of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement through their duly authorized representatives as follows:

NETSPEAK CORPORATION                        IBASIS INC.

By:     /s/ Michael Rich                    By:    /s/ Ofer Gneezy
        ---------------------------              --------------------------

Name:   Michael Rich                        Name:  Ofer Gneezy
        ---------------------------              --------------------------

Title:  President & CEO                     Title: President & CEO
        ---------------------------              --------------------------

Date:   9/16/99                             Date:  9/16/99
        ---------------------------              --------------------------

                     NetSpeak Confidential and Proprietary


                                    EXHIBIT A


                               NetSpeak Price List
                                  Revision 2.1
                                     6/30/99

                                [GRAPHIC OMITTED]





     The following pages contain pricing information for NetSpeak servers, WebPhone clients and upgrade packages. This price list reflects products changes and release as of 4/12/99. NetSpeak employees preparing customer price quotations should exercise caution when using these price list to use the proper list based on the version of products available.

                     NetSpeak Confidential and Proprietary

                              PRODUCT PRICE SHEETS

     V2.1 SERVERS PRODUCTS PRICE LIST - VERSION 2.1 SERVERS PRICING CLIENT PRODUCTS PRICE LIST - WEBPHONE CLIENTS PRICING